                                                                    Exhibit 10.4


                                LICENSE AGREEMENT
                                     BETWEEN
                                 SHARON LALLOUZ
                                       AND
                                 OMNISCENT CORP
                                       AND
                             MOAR INTERNATIONAL INC.


         THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made and entered into as of January 1st, 2003, by and between SHARON LALLOUZ, an individual as Owner of the trademark "PHANTOM", ("LALLOUZ") and OMNISCENT CORP., a corporation organized under the laws of the State of Florida, ("LICENSOR"), and MOAR INTERNATIONAL, a corporation organized under the laws of the State of Florida ("LICENSEE").

                              AGREEMENT BACKGROUND

         A. LALLOUZ is an individual who has over the years developed a famous fragrance known as Phantom.

         B. LALLOUZ holds all right, title and interest in and to certain trademarks, service marks, designs and copyrights used in connection with the manufacture and sale of such products.

         C. Pursuant to an agreement between LALLOUZ and LICENSOR, hereby acknowledged, LICENSOR has the authority to license the trademarks to third parties so long as LALLOUZ is a signatory to said agreements.

         D. LALLOUZ's trademarks and service marks represent the substantial goodwill created by LALLOUZ through its use and sale of high quality products and by LALLOUZ's policy of distributing its products through retail outlets that conform to LALLOUZ's strict standards for appearance, image, clientele, customer service and overall high quality.

         E. LICENSEE has represented to LICENSOR that it is experienced in the distribution of certain high quality accessories including fragrances.

         F. LICENSEE desires to obtain the right to use certain of LALLOUZ's trademarks, service marks, designs and copyrights solely in connection with the distribution of some of such products; and both LALLOUZ and LICENSOR are willing to grant to LICENSEE a license for this purpose under the terms and conditions set forth in this Agreement.

         G. In consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge by signing this Agreement, the parties agree as follows.

         1. CERTAIN DEFINITIONS

                  1.1 "Advertising" means any communication of the LICENSEE in any medium directed to the trade or the public, including trade and public directory listings, store window displays, posters, point of sale materials and billboards.

                  1.2 "Contract Year" means each year of the Initial Term and Renewal Term, if any, as those terms are defined in Section 2.


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                  1.3 "Gross Sales" means the amount of sales of Products by
LICENSEE at the respective wholesale prices of Products.

                  1.4 "Minimum Net Sales" means the minimum amount of Net Sales of Products that LICENSEE is required to achieve, as set forth herein.

                  1.5 "Minimum Royalty" means the minimum amount of Trademark Royalty payable by LICENSEE to LICENSOR hereunder for each Contract Year, as set forth herein.

                  1.6 "Products" means only those items bearing the Trademark as specified herein.

                  1.7 "Quarter" means calendar quarters, i.e., each of the three-month periods during each Contract Year from (i) January through March,
(ii) April through June, (iii) July through September and (iv) October through December.

                  1.8 "Territory" means worldwide.

                  1.9 "Trade Secrets" means information, including a formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable, under the circumstances, to maintain its secrecy.

                  1.10 "Trademark Royalty" means the set percentage of sale of the Net Sales of Products by LICENSEE.

                  1.11 "Trademarks" means only those trademarks and their variations as specified in Exhibit B attached hereto. This Agreement does not grant to LICENSEE any right to any variation of those trademarks not specified in Exhibit B. Not withstanding the following, any variation of the word "PHANTOM" or "PHANTOM Parfum" are considered to be Trademarks.

                  1.12 "Derivative Brands" means those new labels that may be introduced in the future that incorporate the word "Phantom" into the words used in the label. For Purposes of this agreement any use of the word "Trademarks" includes within it all "Derivative Brands".

         2. TERM OF AGREEMENT

This Agreement shall commence as of the date specified on page 1 and shall end on December 31, 2005 ("Initial Term"), unless terminated earlier or renewed. This Agreement may be renewed perpetually each (3) years ("Renewal Terms"), if LICENSEE

                           (a) at the time of renewal, has paid the Minimum
Royalty payments for each previous Contract Year during the Initial Term, and a portion of the current contract year; and

                           (b) at the time of renewal, is in compliance with all
material terms of any and all agreements between LICENSEE and LICENSOR;

                           (c) Purchase of Development of brand and license. See
A-10



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

         3. GRANT OF LICENSE RIGHTS

                  3.1 RIGHTS GRANTED. Subject to the terms and conditions contained herein, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts a non-assignable, non-transferable exclusive right, except as provided herein, to use the Trademarks in connection with the distribution at wholesale and Advertising of the Products in the Territory.

                  3.2 RIGHTS NOT GRANTED. This Agreement is not an assignment or grant to LICENSEE of any right, title or interest in or to the Trademark, or any of LICENSOR's other trademarks, other than the grant of rights to use the Trademark subject to the terms and conditions of this Agreement. LICENSOR expressly does not grant to LICENSEE the right to use any variation of the Trademark that now exist or hereafter are developed by LICENSOR, LICENSEE or any other person.

         4. PRODUCT DESIGN STANDARDS

                  4.1 DIRECTION BY LICENSOR. LICENSOR shall render to LICENSEE guidance and direction towards the design and production of the Products.

         5. DISTRIBUTION

                  5.1 LICENSEE shall use commercially reasonable efforts to exploit the rights granted hereunder throughout the Territory, including, without limitation, selling commercial quantities of the Products on a timely basis and maintaining a an effective distribution of the Products throughout the Territory.

                  5.2 LICENSEE'S ADDITIONAL DUTIES.

                           (a) LICENSEE shall use commercially reasonable
efforts to safeguard the prestige and goodwill represented by the Trademark and the image associated therewith at the same level as heretofore maintained by LICENSOR; and

                           (b) LICENSEE shall use commercially reasonable
efforts to sell Products or to stores that meet LICENSOR's standards for quality, service and appearance; and

                           (c) LICENSEE shall not use or permit any customer to
use any Products as giveaways, prizes or premiums except in promotions that have received the prior written approval of LICENSOR; and

         6. ADVERTISING

                  6.1 PRIOR APPROVAL. LICENSEE shall maintain the high standards and consistency of the Trademarks, Products and image associated therewith in all Advertising, packaging and promotion of Products. LICENSEE shall not use any Advertising or packaging or other business materials relating to any Products or bearing the Trademarks without prior authorization.

                  6.2 MINIMUM ADVERTISING EXPENDITURE/BUDGET. Each Contract Year during the term of this Agreement, LICENSEE shall expend for Advertising TWO PERCENT (2%) of the total sales made by licensee.

         7. OWNERHIP AND PROTECTION OF TRADEMARK

                  7.1 OWNERSHIP. LICENSEE acknowledges that LALLOUZ is the exclusive owner of the Trademark and that all of LICENSEE's uses of the Trademark shall inure to the exclusive benefit of both LALLOUZ as owner of the Trademark.



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

                  7.2 ASSIGNMENT OF RIGHTS. LICENSEE shall disclose and freely make available to LALLOUZ any and all developments or improvements it makes to the Products. This Agreement shall constitute an assignment of all such developments and improvements to LALLOUZ. If any application must be made by LICENSEE or any third party which may have created the designs of Products hereunder, LICENSEE agrees to, and does hereby, assign, and agrees to cause such third party to assign to LICENSOR, any and all right, title and interest in all such applications and the resulting registrations or patents, as the case may be. If requested by LICENSOR, LICENSEE shall make, procure and execute, and cause to be made, procured and executed, all assignments and/or all other agreements, documents or instruments determined by LICENSOR to be necessary or advisable to vest Ownership of the Trademarks and IP Rights to LALLOUZ. Additionally, LICENSEE hereby grants, and agrees to cause the appropriate third party to grant to LICENSOR an irrevocable power of attorney, on behalf of LICENSEE or such third party, as the case may be, to execute any and all Trademarks and/or IP Rights applications, and other related documentation that LICENSOR determines are necessary or advisable in connection with the Trademarks and IP Rights.

                  (a) Licensor and or LALLOUZ may assign its rights under this agreement in whole or in part to a third party.

                  7.3 PROHIBITED ACTS.

                           LICENSEE shall not, directly or indirectly:

                           (a) claim Ownership of the Trademark;

                           (b) permit the use of the Trademark in such a way as
to give the impression that they are the property of LICENSEE; and

                           (c) use the Trademark or any confusing trademark in
any manner not expressly authorized by LICENSOR; and

                           (d) engage in any activity that will contest,
dispute, dilute or otherwise impair the right, title, interest or goodwill of LICENSOR in the Trademark, including, without limitation, any action to prevent or cancel any registration of the Trademark; and

                           (e) use the Trademark in any manner that is not
necessary or beneficial for the manufacture or distribution of the Products; and

                           (f) use any trademark other than the Trademark in
connection with the manufacture, promotion and distribution of the Products or associate the Trademark with any other name, trademark, service mark, character or personality; and

                           (g) use the Trademark as part of LICENSEE's corporate
or commercial name unless expressly permitted by LICENSOR in writing; or

                           (h) contest the fact that LICENSEE's rights under
this Agreement are solely those of a licensee and, subject to the provisions of
Section 17 cease upon valid termination or expiration of this Agreement.

                  7.4 MISUSE. LICENSEE shall cooperate fully and promptly with LICENSOR, at LICENSOR's expense, in the protection of LICENSOR's rights to the Trademarks and the IP Rights in the Territory and in any jurisdiction where the Products are either manufactured or sold. LICENSEE, at



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

expense of LICENSOR, shall take temporary immediate preemptive action to stop any minor infringement or other misuse of the Trademarks or the IP Rights in connection with any Products or services. LICENSEE will endeavor to promptly notify Licensee to the extent that senior officers become aware of the same. Additionally LICENSEE will endeavor to notify LICENSOR immediately by telephone and facsimile of any and all cases of misuse of the Trademarks and IP Rights and cases of diversion of the Products.

         8. TRADE SECRETS AND CONFIDENTIALITY

                  A confidential relationship is created by this Agreement. Except in connection with their respective rights and obligations under this Agreement, LICENSOR, LICENSEE and their respective affiliates, employees, attorneys and accountants shall keep confidential and not take or use for its or their own purpose Trade Secrets of the other or the terms of this Agreement, unless with the prior written consent of the other party hereto, or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other party hereto.

         9. PAYMENTS AND REPORTS

                  9.1 TRADEMARK ROYALTY AND MINIMUM ROYALTY PAYMENTS. LICENSEE shall report and pay to LICENSOR quarterly during the Initial Term and any Renewal Term of this Agreement. Said Royalty reports are due no later than fifteen (15) days after the previous month. First report and payment is due only after the first sale and delivery is made by Licensee.

                  9.2 REMITTANCE OF PAYMENT. Unless otherwise requested by LICENSOR, all payments shall be made in U.S. dollars by check payable to OMNISCENT CORP. and received at LICENSOR on or prior to the due date. Payments are to be directed to the attention of the Chief Financial Officer of LICENSOR or to any other person or department that LICENSOR may designate in writing to LICENSEE from time to time.

                  9.3 INVOICES. Upon the request of LICENSOR, LICENSEE shall make available for inspection/audit by LICENSOR, its agents and/or representatives, copies of invoices, credit memoranda, line sheets and customer lists related to the sale of Products

                  9.4 RIGHT TO REVIEW. Receipt or acceptance by LICENSOR of any statement furnished, or of any sums paid by LICENSEE, shall not preclude LICENSOR from questioning the completeness or accuracy of such statement or payment at any time within three (3) years after the date of such statement or payment.


         10. ACCOUNTING

                  10.1 DUTY TO KEEP ACCOUNTS. LICENSEE shall at all times keep and maintain an accurate account of all operations within the scope of this Agreement for a period of at least three (3) years after the date of such information, including, without limitation, separate and appropriate books of account and records sufficient to reconcile the number of Product units manufactured with the number of Product units sold.

                  10.2 ANNUAL ROYALTY STATEMENT . Within thirty (30) days after the end of each Contract Year LICENSEE shall provide to LICENSOR a composite royalty statement showing aggregate Gross Sales, Trade Discounts, merchandise returns, Allowances and any other deduction taken pursuant to Section 13.3 above to arrive at the Net Sales price of all Products sold by LICENSEE. The annual statement shall be certified by the chief financial officer of LICENSEE.

                  10.3 RIGHT OF INSPECTION BY LICENSOR. For a maximum of one time per Contract Year during this Agreement, and for a period of one hundred and twenty (120) days after termination or expiration of this Agreement, the internal control report and the books of account of LICENSEE with respect to the sales of Products shall be available for inspection, copying and audit by LICENSOR, its agent or representative during normal business hours, upon not less than seventy-two (72) hours advance notice, and shall be made by LICENSOR at its own expense, except as provided below. If the audit reveals that LICENSEE's reporting and record keeping are not in accordance with LICENSOR's requirements or that there is an error in favor of LICENSEE in excess of the lesser of US $10,000 and five percent (5%) of royalties with respect to any Quarter or Contract Year in computing such royalties, all reasonable costs and expenses incurred by LICENSOR in connection with such inspection and audit shall be borne by LICENSEE. The internal control report means the report prepared by LICENSEE's auditors upon their completion of an audit, addressing the auditors' findings and recommendations.

         11. FORCE MAJEURE

                  Neither LICENSOR nor LICENSEE shall be held responsible for any loss, damage or delay suffered by the other party owing to any cause that is beyond the reasonable control of the defaulting party and cannot be attributed to negligence or willful nonperformance of its obligation. Such causes include, but are not limited to, wars, embargoes, riots, civil disturbances, fires, storms, floods, typhoons, earthquakes and other natural calamities, strikes and labor disputes, government acts and restrictions, and other causes that cannot be overcome or prevented by due diligence. Either party wishing to invoke this Section shall give notice to the other party stating the relevant cause. The defaulting party shall promptly resume performance of its obligations the moment such cause or causes cease to operate; provided, however, that if the condition continues with respect to LICENSEE for a period of more than sixty (60) days, LICENSOR shall have the right to terminate this Agreement.

         12. TERMINATION

                  12.1 OTHER RIGHTS UNAFFECTED. It is understood and agreed that termination of this Agreement by LICENSOR on any ground shall be without prejudice to any other rights or remedies that LICENSOR may have.

                  12.2 TERMINATION OPTION FOR MATERIAL BREACH. Except as otherwise provided in this Section 12, if LICENSEE breaches any of its obligations under this Agreement, LICENSOR may terminate this Agreement by giving a notice of breach to LICENSEE. Termination will become effective automatically unless LICENSEE completely cures the breach within thirty (30) days after the giving of such notice.

                  12.3 TERMINATION OPTION/CHANGE OF OWNERSHIP. The parties mutually acknowledge that this Agreement is being entered into based upon LICENSOR's evaluation of and reliance upon the current Ownership, management and control of LICENSEE. On the basis of the information provided by LICENSEE to LICENSOR, LICENSOR has determined that current management of LICENSEE has the technical, marketing and sales expertise, business reputation and sensitivity to LICENSOR's unique image and to the goodwill represented by the Trademarks, all of which are necessary to carry out the purposes of this Agreement. Neither this Agreement nor any of the LICENSEE'S rights hereunder are assignable by LICENSEE, without the prior written consent of LICENSOR. Notwithstanding the foregoing, LICENSEE may assign its rights hereunder to a family member.

                  12.4 TERMINATION OPTION/ADDITIONAL CAUSES. LICENSOR may terminate this Agreement immediately WITHOUT ANY RIGHT TO CURE if any of the following events occur:



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                           (a) LICENSEE merges or consolidates with or into any
other unaffiliated corporation, or directly or indirectly sells or otherwise transfers, sells or disposes of all or a substantial portion of its business or assets; and

                           (b) LICENSEE intentionally reports materially
incorrect or false , sales or financial information; and

                           (c) LICENSEE is declared bankrupt or is dissolved
either compulsorily or voluntarily, or a petition is presented or an order is made or an effective resolution is passed or analogous proceedings are taken for bankruptcy, dissolution, composition, concordance, reorganization or winding-up of LICENSEE, or if LICENSEE convenes a meeting for the purpose of making, or proposes or enters into, any arrangement or composition for the benefit of its creditors, or if an encumbrances takes possession of, or a receiver or other similar officer is appointed for, the whole or any part of the assets or undertakings of LICENSEE, or if LICENSEE stops payment to its creditors generally, or ceases or threatens to cease to carry on its business or any substantial part thereof, or becomes insolvent or unable to pay or discharge its liabilities in the ordinary course of business, or if LICENSEE assigns the whole or any substantial part of its assets or undertakings for the benefit of creditors; and

                           (d) a subcontractor retained by LICENSEE manufactures
or sells Products without the express authorization of LICENSOR and LICENSEE consented to, and

                           (e) any other agreement between LICENSOR and LICENSEE
is terminated or expires.

                  12.5 NO ASSIGNEE. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of LICENSEE's assets or business shall have any right to continue the performance or rights of LICENSEE under this Agreement.

         13. OBLIGATIONS AT TERMINATION OR EXPIRATION

                  13.1 SIGNS AND PROMOTIONAL MATERIALS. Within seven (7) days after the expiration or valid termination of this Agreement for any reason, LICENSEE shall remove and deliver to LICENSOR all exterior and interior signs and displays bearing the Trademarks or the IP Rights as well as all other promotional materials, including brochures, tags, business cards and letterhead, bearing the Trademarks or the IP Rights; provided, however, that LICENSEE shall permit LICENSOR to negotiate directly with department stores with respect to the continued operation or discontinuation of any in-store shop.

                  13.2 DIRECTORIES AND LISTINGS. Within seven (7) days after the expiration or valid termination of this Agreement for any reason, LICENSEE shall notify in writing all telephone companies, business directories, chambers of commerce and appropriate governmental agencies of the expiration or termination of this Agreement to terminate their listings under any of the Trademarks and shall provide LICENSOR with copies of such notices.

                  13.3 SUBCONTRACTORS. If LICENSEE has retained subcontractors hereunder, LICENSEE shall be responsible for their compliance of any and all obligations under this Agreement that is applicable to subcontractors.

         14. EFFECT OF TERMINATION OR EXPIRATION

                  14.1 TERMINATION OF RIGHTS. Except as specifically provided in
Section 17 above, upon the termination of the rights granted hereunder to LICENSEE under this Agreement or upon the expiration



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of this Agreement, all rights of LICENSEE to use the Trademarks and the IP
Rights, including, without limitation, rights to manufacture, distribute, offer to sell, sell and advertise Products, be assigned to LICENSOR. LICENSEE shall execute any instruments requested by LICENSOR which are necessary or desirable to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual covenants contained in this Agreement. LICENSOR may thereafter license the right to use the Trademarks and/or the IP Rights in connection with the manufacture, wholesale, offer for sale at wholesale, distribution and advertising of the Products in the Territory without any restriction or obligation to LICENSEE.

                  14.2 NO USE OF TRADEMARKS AND IP RIGHTS. Except as permitted by LICENSOR, after the termination of the rights granted to LICENSEE or upon the expiration of this Agreement, LICENSEE shall refrain from further use of the Trademarks and the IP Rights or any other trademark, trade name or other industrial or intellectual property that is:

                           (a) confusingly similar to the Trademarks; and

                           (b) substantially similar to products previously
manufactured and determined by LICENSOR to contain IP Rights; or

                           (c) associated with, or suggests an association with,
the Trademarks and the IP Rights in any way.

                  14.3 NO LIABILITY. Under no circumstances shall LICENSEE be entitled, directly or indirectly, to any form of compensation or indemnity from LICENSOR, or its affiliates, subcontractors, licensees or distributors, as a consequence of the expiration or valid termination of this Agreement, whether as a result of the passage of time, or as the result of any other cause of valid termination referenced in this Agreement. LICENSEE waives any claim that it has or that it may have in the future against LICENSOR or its affiliates, subcontractors, licensees or distributors arising from any alleged goodwill created by LICENSEE with respect to the Products or from its alleged creation or the increase of a market for the Products in the Territory. In particular, nothing herein shall be interpreted as making LICENSEE the commercial agent of LICENSOR; it being understood and agreed by the parties that:

                           (a) all promotional efforts by LICENSEE are under the
direction and guidance of LICENSOR; and


         15. INDEMNIFICATION, REPRESENTATIONS AND WARRANTIES

                  15.1 INDEMNIFICATION. Each party agrees to indemnify, protect, hold harmless and defend the other, its officers, directors, agents and employees from and against any and all third party claims, suits, losses, liabilities, expenses and damages, including costs of suit and attorneys' fees, arising out of the manufacture, sale, or Advertisement of any Products; the claim of any broker, finder or agent in connection with the making of this Agreement or any transactions contemplated by this Agreement; or the claim of any landlord that termination or expiration of this Agreement caused it damage. Compliance by LICENSEE with the liability insurance provisions of this Agreement shall not relieve LICENSEE of its duty to indemnify and defend LICENSOR under this Section. The duty to indemnify survives the termination or expiration of this Agreement.

                  15.2 AUTHORITY. Each of the parties represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform all of its respective obligations, that it is under no legal impediment which would prevent its entering into and performing fully its obligations under this Agreement, and that it is financially capable of performing such obligations.



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

                  15.3 COMPLIANCE WITH LAWS. LICENSEE shall take all actions required by any local, national, state or regional agency, government or commission to carry out the purposes of the rights licensed hereunder in compliance with applicable law. LICENSEE shall immediately provide LICENSOR with copies of any communication to or from any such agency, government or commission that relates to or affects this Agreement or the Trademarks or the IP Rights. Without limitation to the foregoing, LICENSEE shall not engage and shall not permit its subcontractors to engage in any unfair or illegal trade or labor practices or commit any acts or engage in any transactions that would reflect adversely upon the goodwill associated with LICENSOR, the Trademarks, the IP Rights, or the Products.

                  15.4 LICENSEE REPRESENTATIONS AND WARRANTIES. LICENSEE represents and warrants to LICENSOR that:

                           (a) LICENSEE is a corporation duly incorporated,
validly existing and in good standing under the laws of the state of Florida, authorized to do business worldwide; and

                           (b) No event has occurred that would have a material
impact on the business, operations or condition (financial or otherwise) of LICENSEE; and

                           (c) LICENSEE has the ability and capacity to perform
its obligations hereunder or to cause such obligations to be performed; and

                           (d) Any designs submitted by LICENSEE to LICENSOR,
for approval is original and do not infringe the rights of any other person.

         16. DISPUTE RESOLUTION

                  16.1 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, having not been cured within the herein prescribed time, arising out of or relating to the relationship between LICENSOR (including any of its parents, subsidiaries, officers, employees, affiliates, agents, and representative, and the officers and employees of all such entitles) and LICENSEE (including any of its parents, subsidiaries, officers, employees, agents or affiliates, and the officers and employees of all such entities) including, without limitation, any claim that any terms in this Agreement are unenforceable or otherwise avoidable, shall be submitted to binding arbitration and shall be determined in accordance with the rules of the AMERICAN ARBITRATION ASSOCIATION. Such Arbitration shall be conducted in English before a sole arbitrator who shall be a United States national, selected in accordance with said rules. The Arbitration, including the rendering of the award shall take place in Miami, Florida. The conflict of law rules of the State of Florida shall be applicable. Judgment upon the award of the Arbitrator may be entered in any court having jurisdiction thereon. The parties acknowledge that this Agreement and any award rendered pursuant to it shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards. This clause shall not, however, limit LICENSOR's right to institute or join in any petition or action before a federal bankruptcy court, as may be necessary in LICENSOR's sole subjective judgment, to seek to receive from LICENSEE payments due under this Agreement. Furthermore, this clause shall not limit LICENSEE's or Licensor's right to obtain any provisional remedy, including, without limitations, injunctive relief, writs for recovery of possession or similar relief, from any court of competent jurisdiction, as may be necessary in LICENSOR's sole subjective judgment, to protect its trademark or other property rights including liens and security interests. The existence and outcome of any arbitration proceedings shall be kept confidential except to the extent necessary to obtain judgment on or enforce any arbitration award. Either party may invoke this paragraph after providing thirty (30) days' written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.



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

                  16.2 ENTITLEMENT TO COSTS. If any legal action or dispute arises under this Agreement, arises by reason of any asserted breach of it, or arises between the parties and is related in any way to the subject matter of the Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, investigative costs, reasonable accounting fees and charges for experts. The "prevailing party" shall be the party who obtains a final judgment in its favor or a provisional remedy such as a preliminary injunction or who is entitled to recover its reasonable costs of suit, whether or not the suit proceeds to final judgment; if there is no court action, the prevailing party shall be the party who wins any dispute. A party need not be awarded money damages or all relief sought in order to be considered the "prevailing party" by a court.

         17. GOVERNING LAW

                  17.1 All questions concerning this Agreement, the rights and obligations of the parties, enforcement and validity, effect, interpretation and construction which are governed by state law shall be determined under the laws of the State of Florida. United States federal law shall apply to all other issues.

         18. RELATIONSHIP OF PARTIES

         This Agreement shall not be construed to place the parties in the relationship of legal representatives, partners, joint venturers or agents of or with each other. Under this Agreement, LICENSEE is an independent contractor and shall be solely responsible for the payment of all income tax withholding, payroll taxes, contributions and other obligations relating to LICENSEE's employment and compensation of its employees and consultants. No party shall have any power to obligate or bind any other party in any manner whatsoever, except as specifically provided herein.


         19. INTERPRETATION

         Any uncertainty or ambiguity with respect to any provision of this Agreement shall not be construed for or against any party based on attribution of drafting to either party. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. WAIVER AND INTEGRATION

         The failure of a party to insist upon strict adherence to any term or provision of this Agreement, or to object to any failure to comply with any term or provision of this Agreement, shall not be a waiver of that term or provision, estop that party from enforcing that term or provision, or preclude that party from enforcing that term or provision by estoppel or by laches. The receipt by a party of any benefit from this Agreement shall neither constitute such party's waiver nor effect an estoppel on the right of that party to enforce any provision hereof. None of the terms of this Agreement shall be deemed to be waived or modified, except by an express agreement in writing, signed by an authorized officer of the party against whom enforcement of the waiver or modification is sought, supported by new consideration.



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

         21. NOTICES AND COMMUNICATIONS

         Any notice, communication or legal service of process required or permitted under this Agreement shall be effective when personally delivered in writing; or on the date when the notice, service or communication is transmitted by telex or by electronic facsimile, written acknowledgement of which receipt is confirmed, (with a confirmation copy to be sent by mail) or the day after the notice, service or communication is sent by overnight air courier service (e.g., Fed Ex Courier); or five (5) days after the date of mailing. All notices shall be sent to the parties at the notice addresses listed below or to such other persons and notice addresses as may be designated in writing by the parties to each other.


TO LICENSOR:                        OMNISCENT COPT.
                                    2875 NE 191st Street
                                    Aventura, Florida  33180
                                    Attention: Sharon Lallouz, CEO
                                    Telephone: (305)937-4161
                                    Facsimile:  (305)937-4161

TO LICENSEE:                        MOAR International
                                    20815 NE 16th Avenue
                                    North Miami Beach, Fl. 33179
                                    Attention: Marcos or Sara Lencovski
                                    Telephone: (305) 653-9414
                                    Facsimile:  (305) 653-9415

TO LALLOUZ                          SHARON LALLOUZ
                                    2000 Island Blvd
                                    Suite 2005
                                    Aventura, Florida 33160
                                    (305)937-4161


WITH COPY TO:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------


         22. SEVERABILITY

         The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, and shall not affect such provision in any other jurisdiction. To the extent legally permissible, a provision which reflects the original intent of the parties shall be substituted for such invalid or unenforceable provision.

         23. SURVIVAL

         All obligations of the parties of a continuing nature, including without limitation those concerning trademark rights, indemnities and trade secrets, shall survive the termination or expiration of this Agreement.

         24. CROSS DEFAULT

         A breach or default under any other agreement between LICENSOR and LICENSEE or any of LICENSEE's parents, subsidiaries, affiliates and shareholders, shall be deemed to be a breach of this Agreement.

         25. EXHIBITS

         The Exhibits attached hereto and as revised by agreement of the parties from time to time are hereby incorporated by reference and form integral parts hereof. The reporting, approval and other forms of LICENSOR attached as Exhibits hereto may be revised by LICENSOR at any time and from time to time.

         26. ENTIRE AGREEMENT

         This Agreement, including all Exhibits, constitutes the entire agreement between the parties with respect to, and supersedes all prior negotiations and agreements between the parties concerning the subject matter hereof. This writing is intended as the final, complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof and may only be amended or terminated in writing.

         IN WITNESS WHEREOF, the parties hereto have caused their duly-authorized representatives to execute this Agreement as of the date first-above written.

LICENSEE:                               LICENSOR:
MOAR INTERNATIONAL.                     OMNISCENT COPT.



By: /s/ Marcos Lencovski                By: /s/ Sharon Lallouz
    ------------------------------          ------------------------------------
Name:  Marcos Lencovski                     Name:  Sharon Lallouz
Title: President                            Title: Chief Executive Officer





                                        LALLOUZ:
                                        SHARON LALLOUZ


                                        By: /s/ Sharon Lallouz
                                            ------------------------------------
                                        Name: SHARON LALLOUZ
                                        As Brand Owner

                                LIST OF EXHIBITS:

                           1.        AGREEMENT
                           2.       PRODUCT
                           3.       TRADEMARKS
                           4.       STATEMENT OF ROYALTY
                           5.       MINIMUM ROYALTIES
                           6.       PRODUCT APPROVAL FORM
                           7.       FOREIGN DISTRIBUTION APPROVAL FORM
                           8.       ADVERTISING APPROVAL FORM
                           9.       ADVERTISING BUDGET APPROVAL FORM

                                 OMNISCENT CORP.

                                     PRODUCT


SPECIFIC PRODUCT DESCRIPTION:

IC 003. US 001 004 006 050 051 052. G & S: Toiletry and Cosmetic Preparations - Namely, Perfumes, Fragrances.

Including skincare products, bath and gel, body lotion, soap, miniatures, testers, Eau de toilette, Eau De Parfum, after shave lotion and deodorant.

                                 OMNISCENT CORP.


                                       A-3



                                    TRADEMARK

                            PHANTOM By Sharon LALLOUZ




                                 [Phantom Logo]

                                 OMNISCENT CORP.
                                       A-4


                          QUARTERLY ROYALTY REPORT FORM



For Period Ending Date:  _____/_____/_____


Name of Licensee      __________________________________________

Licensed Product      __________________________________________

Territory/Country     __________________________________________

Sales $ __________    Royalties $ ____________   Paid Herein $__________________


        Royalty Breakdown                                         Dollar Amount
        -----------------                                         -------------
TOTAL SALES
                 ROYALTY  @  5%

                 ROYALTY  @  4%

                 ROYALTY  @  3%




                                                 TOTAL:

                                 OMNISCENT CORP.


                                       A-5

                             MINIMUM ROYALTIES/SALES





Minimum of 5% flat royalty rate on wholesale sales of One (1) Million Dollars, or Fifty Thousand ($50,000.00) * minimum per year. And;

4% flat royalty rate on wholesale sales above One Million Dollars up to Two (2) Million Dollars per year. And;

3% flat royalty rate on wholesale sales above two (2) Million Dollars per year.


For example, Licensee shall pay to Licensor a continuing, nonrefundable royalty fee of five percent (5%) of $1,000,000 gross wholesale sales from Sales of Phantom products, ("Sales") or a minimum of $50,000.00 in each year in which this Agreement is in effect, and four percent (4%) of gross sales made by licensee of the Phantom Products in excess of $1,000,000 but less than $2,000,000 in each year, and three percent (3%) of all additional gross sales made by licensee of Phantom Products each year this Agreement is in effect.



* In the event sales do not equal the royalty minimums of Fifty Thousand Dollars, ($50,000) Licensee has the option to terminate this agreement without paying the minimum but must pay the pro-rated royalty to the sales.

                                 OMNISCENT CORP.

                                       A-6

                              PRODUCT APPROVAL FORM

Name of Licensee:     ___________________________________________________

Licensed Product:     ___________________________________________________

Licensee's Address:   ___________________________________________________

Wholesale Price:  US$_______________   Suggested Retail Price:__________________

Comments: ______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                      Approved Disapproved        Date              Signature
                      --------------------        ----              ---------

1ST  APPROVAL  (SKETCH)    [ ]     [ ]        ____/_____/___      ______________

2ND APPROVAL  (SAMPLE)     [ ]     [ ]        _____/_____/__      ______________

3RD  APPROVAL  (FINAL)     [ ]     [ ]        _____/_____/__      ______________


                                 Attached design

                                 OMNISCENT CORP.

                                       A-7

                                                              Date:____/____/___


                       FOREIGN DISTRIBUTION APPROVAL FORM

Name of Licensee       _____________________________________________

Licensed Product       _____________________________________________

Country(ies) you are interested in distributing in / shipping to: (PLEASE USE ONE FORM FOR EACH COUNTRY)

________________________________________________________________________________


Describe what method of distribution you are planning to use

[ ]  Distribute directly to        [ ] You are proposing to assign a distributor
     Retail Stores ONLY


CONTINUE ONLY IF YOU ARE ASSIGNING A DISTRIBUTOR TO SHIP THROUGHOUT THE
TERRITORY.

1. Please list the full address, telephone number, fax number and a contact name of the proposed distributor.

                  Address: _________________________________________________

                           Tel:  _________________   Fax:  _________________

                  Contact Name: ____________________________________________

2.   Please list the various products/labels they currently distribute.

________________________________________________________________________________


________________________________________________________________________________

[ ]  Approved  [ ] Disapproved         Date:  ____/____/____


------------------------------         ---------------------------------
Signature of Licensee                  Signature of Licensor

                                 OMNISCENT CORP.
                          ADVERTISING APPROVAL FORM A-8
   Submission may be approved only in writing and only if all changes are made


                               ARTWORK SUBMISSION

Please check the media of advertising:

[ ] Full Page ad          [ ]  Billboard        [ ] Other:  ____________________

Name of publication:  _________________________ Issue date:  ____/____/____

Ad position (as detailed as possible):

________________________________________________________________________________

________________________________________________________________________________

[ ] Left hand page     [ ] Right hand page    [ ] Full page spread


                              FOR PHANTOM USE ONLY

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please follow the applicable instructions:

[ ] Add photo credits     [ ] Add copy right notice   [ ]  Add PHANTOM logo

Special instructions:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

  [ ] Approved             [ ] Approved with charges      [ ]  Disapproved


                             PUBLICATIONS SUBMISSION

Name of Publication:  __________________________________________________________
                        (A copy of the magazine or newspaper must be included)

Frequency (check one):  [ ] Daily  [ ] Weekly  [ ] Monthly  [ ] Other: _________

Comments/Suggestions:

________________________________________________________________________________

________________________________________________________________________________



[ ] Approved   [ ] Disapproved ________________________    Date: ____/____/____
                                 PHANTOM (signature)

                                 OMNISCENT CORP.

                         YEARLY ADVERTISING BUDGET FORM

Date:  _____/_____/_____

Name of Licensee      __________________________________________

Licensed Product      __________________________________________

Territory/Country     __________________________________________

Projected Advertising Expenses  $ _________  Projected Sales  $ ________________


* IF YOU HAVE MORE THAN ONE PRODUCT LINE, OR SALES OUTSIDE OF THE U.S. OR IN MORE THAN ONE COUNTRY, PLEASE BREAKOUT ACCORDINGLY.

       Type of Advertising                                  Dollar Amount
       -------------------                                  -------------

CONSUMER  ADVERTISING (LIST PUBLICATIONS):


TRADE ADVERTISING (LIST PUBLICATIONS):

CO-OP ADVERTISING

NEWSPAPERS

CHARITY

SPONSORSHIPS

SPECIAL EVENTS

BILLBOARDS

PROMOTIONAL ITEMS

PRODUCTION FEES\SHOOT FEES

PR CONSULTANTS FEES

TV/CINEMA

RADIO

BUS SHELTERS

POSTERS & BANNERS

OTHER
                                            TOTAL:

                                 OMNISCENT CORP.

                                      A-10

                       PURCHASE OF DEVELOPMENT AND DESIGN



PURCHASE PRICE: $300,000. (THREE HUNDRED THOUSAND U.S. DOLLARS) payable as follows: 1st $50,000. paid as a deposit January 1st, 2003 to Omniscent. Second installment of $50,000 Paid September 2003. Balance of $100,000. is Due and payable upon receipt of shipping documentation of the first shipment of Phantom fragrances to Licensee. $100,000 design development is payable to Dinand upon completion of the project.





                                       22